Exhibit 10.6

FORM OF DEFERRED FEE AGREEMENT

This Agreement made as of this              day of December, 1998 between                     , an exempted limited liability company organized under the laws of                      (the “Company”), and OZ Management, L.L.C., a limited liability company organized under the laws of the State of Delaware (the “Investment Manager”).

WHEREAS, the Company may invest all or a portion of its assets in OZ Master Fund, Ltd., an exempted limited liability company organized under the laws of the Cayman Islands (the “Master”) in a “master/feeder” fund structure, and the Master has been organized for the purpose of investing funds in securities and other instruments and assets;

WHEREAS, the Company, the Master and the Investment Manager have entered into an Investment Management Agreement, effective as of January 12, 1998 (the “Management Agreement”), under which the Investment Manager has undertaken to manage the assets of the Company and the Master;

WHEREAS, pursuant to the Management Agreement, the Company will pay the Investment Manager for the services performed by the Investment Manager and the facilities furnished by the Investment Manager;

WHEREAS, the Company and the Investment Manager believe that it would be mutually beneficial to enable the Investment Manager to elect to defer all or a portion of the compensation due it under the Management Agreement before such compensation is earned; and

WHEREAS, the Investment Manager may enter into an arrangement with certain of its members whereby, at the election of the Investment Manager to defer all or a portion of the compensation due it under the Management Agreement, such members who are eligible to receive allocations of income, based upon the amount of such compensation, may elect to defer the allocation of all or a portion of such amounts; provided, however, that there will be a mandatory deferral for a specified minimum period with respect the Incentive Fee allocated to each non-managing member.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. Definitions

1.01. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Management Agreement.

1.02. The “Award Period” for any Subaccount of a particular Incentive Fee Account or Management Fee Account shall mean the Fee Period for the Incentive Fee or Management Fees credited to such Incentive Fee Account or Management Fee Account.

1.03. “Board” shall mean the Board of Directors of the Company.

1.04. “Computation Date” shall mean:

(a) for all Subaccounts, (i) the last day of each Fiscal Year and (ii) any Termination Date with respect to any Terminating Event under subsection 6.02 or 6.04 hereof;

(b) for any particular Subaccount, the last day of the month during which a Terminating Event under subsection 6.03 hereof occurs with respect to such Subaccount;

(c) for any particular Subaccount, the last day of the month preceding the month during which a Distribution Date occurs with respect to such Subaccount;

(d) for all Subaccounts of a particular Incentive Fee Account or Management Fee Account, the Credit Dates with respect thereto;

(e) for any particular Subaccount, a date specified by the Investment Manager under subsection 4.03 hereof for the shifting of amounts in such Subaccount between investments made under subsections 4.01(a) and 4.01(b) hereof; and

(f) for any particular Subaccount, the date on which amounts are credited to such Subaccount under subsection 8.01 hereof as a result of the occurrence of a Forfeiting Event.

1.05. The “Credit Date” shall mean:

(a) with respect to any annual Incentive Fee, the date or dates on which the deferred portion of such Incentive Fee is credited, under subsection 3.02 hereof, to the Incentive Fee Account; and

(b) with respect to any quarterly Management Fee, the date on which the deferred portion of such Management Fee is credited under subsection 3.02 hereof, to a Management Fee Account.

1.06. “Deferred Fee” shall mean the portion of any Incentive Fee or Management Fee that is deferred pursuant to section 2 hereof.

1.07. “Disability” shall mean, with respect to a particular Participant, any physical or mental incapacity which, as conclusively determined by the Investment Manager, prevents such Participant from carrying out all or substantially all of such Participant’s duties for any period of 90 consecutive days or any aggregate period of six months in any twelve month period.

1.08. The “Distribution Date” shall mean the date or dates elected pursuant to subsections 2.03 or 2.04 hereof for payment of amounts in any Subaccount; provided, however, that no Distribution Date shall be more than 10 years and 90 days after the last day of the Fee Period for the Incentive Fee or Management Fees, respectively, which were credited to the Incentive Fee Account or Management Fee Account with respect to which such Subaccount was established.

1.09. “Election Date” for any Fiscal Year shall mean the last day of the immediately preceding Fiscal Year; provided, however, that the Election Date for the Incentive Fee earned with respect to the first Fiscal Year of the Company (as defined in subsection 1.12 hereof) is December 18, 1998.

1.10. The “Fee Period” shall mean (i) with respect to each Incentive Fee, the Fiscal Year with respect to which such Incentive Fee is earned, and (ii) with respect to each Management Fee, the Fiscal Year which includes the Fiscal Quarter with respect to which such Management Fee is earned.

1.11. The “Fiscal Quarter” shall mean the fiscal quarter of the Company.

1.12. The “Fiscal Year” shall mean the fiscal year of the Company. The first Fiscal Year of the Company shall be deemed, for purposes of the ability to defer the Incentive Fee under this Agreement, to begin on January 1, 1998 and end on December 31, 1998.

1.13. “Forfeiting Event” shall mean, with respect to a particular Participant who is a non-managing member of the Investment Manager, that such Participant (i) has committed an act of fraud, dishonesty, misrepresentation of breach of trust, (ii) has been convicted of a felony or any offense involving moral turpitude, (iii) has been found by any U.S. regulatory body or self-regulatory organization to have, or has entered into a consent decree determining that such member, violated any U.S. regulatory requirement or a rule of a self-regulatory organization, (iv) has, in the capacity as a member, committed an act constituting gross negligence or willful misconduct, (v) has violated in any material respect any agreement with respect to the Company, (vi) has become subject to any proceeding seeking to adjudicate such member a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the debts of such member under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such member or for any substantial part of the property of such member, or such member has taken any action authorizing such proceeding or (vii) has voluntarily withdrawn its membership in the Investment Manager, unless the Investment Manager otherwise determines, in its sole discretion, that such voluntary withdrawal should not be treated as a Forfeiting Event; provided, however, that a withdrawal of membership by reason of death or Disability shall in no event be treated as a Forfeiting Event.

1.14. “Incentive Fee” shall have the same meaning as in the Management Agreement.

1.15. “Incentive Fee Account” shall mean the account established under subsection 7.01 hereof for each Fiscal Year for which an election is made pursuant to subsection 2.01 hereof to defer all or a portion of the Incentive Fee.

1.16. “Incentive Percentage” shall have the same meaning as in the Amended and Restated Operating Agreement of the Investment Manager.

1.17. “Independent Portfolio Manager” shall mean any independent securities firm, investment adviser, bank, insurance company separate account, or investment company, whose selection is approved by both the Board and the Investment Manager.

1.18. “Management Fee” shall have the same meaning as in the Management Agreement.

1.19. “Management Fee Account” shall mean the account established under subsection 7.02 hereof for each Fiscal Year for which an election is made pursuant to subsection 2.01 hereof to defer all or a portion of the Management Fees.

1.20. “Notice of Election” shall mean a notice delivered pursuant to subsection 2.01 hereof.

1.21. “Participant” shall mean a member of the Investment Manager in whose name a Subaccount is maintained pursuant to subsection 7.03 hereof, and named in a Notice of Election pursuant to subsection 2.03(b) or subsection 2.04(b) hereof.

1.22. “Special Investment” shall have the meaning given to such term in the Articles of Association of the Company.

1.23. “Subaccount” shall mean a subaccount of an Incentive Fee Account or a Management Fee Account as provided in subsection 7.03 hereof.

1.24. “Terminating Event” shall mean an event described in section 6 hereof.

1.25. “Termination Date” shall mean any date (determined in accordance with subsection 6.01 hereof) on which amounts in any Subaccount are distributed to the Investment Manager as the result of a Terminating Event.

1.26. “Unforeseeable Emergency” shall have the same meaning as in Treasury Regulations Section 1.457-2(h)(4), as in effect on the date hereof; provided, however, that such term shall not include a “Disability” as defined herein.

1.27. “Unvested Amount” shall mean, with respect to a particular Subaccount of an Incentive Fee Account, (i) if a Forfeiting Event occurs during the Award Period for such Subaccount, 100% of the amount in or to be credited to such Subaccount, (ii) if a Forfeiting Event occurs on or after the first day of the year following the Award Period for such particular Subaccount and prior to December 31 of such year, the lesser of (A) the Incentive Fee allocated to such Subaccount for the Award Period and (B) 50% of the Incentive Fee allocated to such Subaccount for such Award Period multiplied by the Vesting Percentage, as such amount has been adjusted pursuant to section 4 hereof, (iii) if a Forfeiting Event occurs on or after December 31 of the year following the Award Period for such Subaccount and prior to December 31 of the second year following the Award Period for such Subaccount, 50% of the amount defined in clause (ii) of this subsection and (iv) if a Forfeiting Event occurs on or after December 31 of the second year following the Award Period for such Subaccount, 0% of the amount in such Subaccount. This subsection 1.27 shall be subject to amendment on a prospective basis by written notice from the Investment Manager to the Company.

1.28. “Vesting Percentage” shall mean the value (as of December 31 of the relevant Fee Period) of (x) (i) the assets of the Company, excluding assets not subject to an Incentive Fee (the “Company Assets”) plus (ii) all other assets of U.S. investment partnerships and other entities as to which the Investment Manager provides services which are subject to an incentive allocation or incentive fee, divided by (y) the Company Assets. The Investment Manager shall notify the Company, and each Participant, as to the Vesting Percentage as soon as practicable after the end of the Fee Period.

2. Election

2.01. The Investment Manager may elect pursuant to the provisions of this Agreement to defer the payment of all or a portion of either or both of (i) the Incentive Fee, if any, earned with respect to a particular Fiscal Year and (ii) the Management Fees earned with respect to a particular Fee Period; provided, however, that the Investment Manager shall be required to elect to defer, for a minimum period of two fiscal years following the Award Period, the lesser of (i) the aggregate of the non-managing members’ Incentive Percentages of the Incentive Fee owed to the Investment Manager for a particular Fiscal Year or (ii) 50% of the aggregate of the non-managing members’ Incentive Percentages of such Incentive Fee multiplied by the Vesting Percentage. Deferred Fees shall be payable only as provided herein. Separate written elections are to be made with respect to the Incentive Fee and with respect to the Management Fees. Separate elections are to be made with respect to each Fee Period. An election (an “Original Election”) relating to the Management Fees earned with respect to a Fiscal Quarter in a particular Fiscal Year will apply to each quarterly Management Fee earned during such Fiscal Year unless, prior to the first day of a particular Fiscal Quarter during such Fiscal Year, the Investment Manager delivers a revised Notice of Election pursuant to subsection 2.04 hereof, in which case such revised Notice of Election shall apply to the Management Fee payable with respect to such Fiscal Quarter. Such revised Notice of Election shall be considered an Original Election for purposes of determining its applicability to any other remaining Fiscal Quarters during such Fiscal Year.

2.02. Except as provided in subsection 2.01, an election to defer the payment of all or a portion of the Incentive Fee or the Management Fees to be earned with respect to a particular Fee Period shall be made on or before the Election Date for such Fee Period by a written notice sent by the Investment Manager to the Company.

2.03. Each Notice of Election with respect to the Incentive Fee earned for a particular Fiscal Year shall state:

(a) the amount or percentage of the Incentive Fee to be distributed pursuant to subsection 3.01 hereof, and the amount or percentage of the Incentive Fee to be deferred;

(b) the name of each Participant;

(c) the amount or percentage of the Incentive Fee, by Subaccount, to be deferred;

(d) the Distribution Dates for each Subaccount;

(e) the amount or percentage of each Subaccount which shall be distributed to the Investment Manager on each Distribution Date; and

(f) the amount or percentage of each Subaccount which shall be invested as provided in subsections 4.01(a) and 4.01(b) hereof, respectively.

2.04. Each Notice of Election with respect to the Management Fees earned during a particular Fee Period shall state:

(a) the amount or percentage of the Management Fees to be distributed pursuant to subsection 3.01 hereof, and the amount or percentage of the Management Fees to be deferred;

(b) the name of each Participant;

(c) the amount or percentage of the Management Fees, by Subaccount, to be deferred;

(d) the Distribution Dates for each Subaccount;

(e) the amount or percentage of each Subaccount which shall be distributed to the Investment Manager on each Distribution Date; and

(f) the amount or percentage of each Subaccount which shall be invested as provided in subsections 4.01(a) and 4.01(b) hereof, respectively.

2.05. Each Notice of Election shall be irrevocable with respect to the Incentive Fee for the Fiscal Year for which an election is made and, except as provided in subsection 2.01 hereof, with respect to each quarterly Management Fee earned during the Fiscal Year for which an election is made. With respect to the portion of the Incentive Fee or the Management Fee which the Investment Manager elects to defer, the Investment Manager shall have no right to the distribution of any amount in any Subaccount other than on a Distribution Date or a Termination Date pursuant to subsection 5.01 or 6.01 hereof. Notwithstanding the foregoing, the Investment Manager shall have the right to elect to have amounts previously elected to be deferred in a particular Subaccount of a member of the Investment Manager deferred in one or more Subaccounts of other members of the Investment Manager (including persons that were not previously named in a Notice of Election) at any time prior to or during the first 30 days following the Fee Period during which such Incentive Fee or Management Fee, as the case may be, is earned. However, the amounts so reallocated shall be distributed on the dates and in the manner initially specified in the Notice of Election applicable to such amounts; provided, however, that with respect to amounts reallocated to non-managing members, such amounts are subject to the mandatory two-year deferral period specified in subsection 2.01 hereof. The election described in this subsection 2.05 shall be made by written notice from the Investment Manager to the Company.

3. Payment of the Incentive Fee and the Management Fees; Credit to Subaccounts

3.01. The Company shall distribute any portion of any Incentive Fee and any portion of any Management Fee, respectively, which the Investment Manager has not elected to defer (as set forth in the Notices of Election) to the Investment Manager in accordance with the terms of the Management Agreement.

3.02. The Company shall credit to the respective Incentive Fee Account or Management Fee Account the deferred portion of any Incentive Fee or any Management Fee which is to be invested pursuant to subsection 4.01(a) (as set forth in the Notices of Election) as of the close of business on the last day of the period during which such Incentive Fee is earned, in the case of the Incentive Fee, and on the first day of the quarter during which such Management Fee is earned in the case of a Management Fee or at such other time as such fees are payable. The Company shall credit to the respective Incentive Fee Account or Management Fee Account the deferred portion of any Incentive Fee or Management Fee which is to be invested pursuant to subsection 4.01(b) (as set forth in the Notices of Election) on the dates otherwise provided for payment of such Incentive Fee or Management Fees under the terms of the Management Agreement.

3.03. On the same business day(s) as all or a portion of the Incentive Fee or a Management Fee is credited as provided in subsection 3.02 hereof, the Company shall credit the amounts in the Incentive Fee Account or the Management Fee Account to the various Subaccounts as instructed by the Investment Manager in accordance with the Notices of Election (including a revised Notice of Election submitted under subsection 2.01 hereof), and in accordance with any notice provided pursuant to subsection 2.05 hereof. If the Investment Manager elects under subsection 2.05 hereof to have amounts that were initially elected to be credited to a particular Subaccount (and which were so credited under this subsection 3.03 to such Subaccount) credited to other Subaccounts, such amounts (as adjusted under subsection 4.02 hereof) shall be debited from such former Subaccount and credited to such latter Subaccounts as of the date such amounts were initially credited to such former Subaccount. If amounts are reallocated to a Subaccount as a result of a Forfeiting Event pursuant to subsection 8.01 hereof, such reallocated amounts shall be credited to the appropriate Subaccounts as of the date that such amounts would otherwise have been paid to the Investment Manager under subsection 6.01 hereof in the absence of such Forfeiting Event.

4. Investment of the Deferred Fees; Valuation

4.01. Any part of an Incentive Fee or Management Fee for a particular Fiscal Year which the Investment Manager has elected to defer in a Notice of Election shall be invested on the Credit Date with respect thereto as follows:

(a) up to 100% (one hundred percent) in the same manner as the Company’s other assets (without taking into account existing Special Investments), and

(b) the remainder, if any, with one or more Independent Portfolio Managers and/or in United States Treasury obligations.

4.02. The value of each Subaccount shall be computed as of each Computation Date with respect to such Subaccount. For valuation purposes only, amounts in any Subaccount which are invested as provided in subsection 4.01(a) hereof shall be valued in the same manner as the other assets of the Company. The investments described in section 4.01(b) hereof shall be valued at their fair market value. A pro rata share of the fees and expenses payable to any Independent Portfolio Manager shall be deducted on each Computation Date from each Subaccount (or portion thereof) managed by such Independent Portfolio Manager. A pro rata share of the administrative expenses of the Company, if any, incurred in connection with the maintenance of the Incentive Fee Accounts, Management Fee Accounts and Subaccounts shall be deducted from each Subaccount on each Computation Date. No Incentive Fee or Management Fee shall be payable to the Investment Manager for the portion of the Company’s assets allocable (as so valued and adjusted) to amounts in the Incentive Fee Accounts or Management Fee Accounts.

4.03. As of any date specified in advance by the Investment Manager, with the written consent of the Board, the Investment Manager may shift all previously-deferred amounts (other than amounts allocable to Special Investments) with respect to a particular Fiscal Year between investments made under subsections 4.01(a) and 4.01(b) hereof.

5. Distribution of Amounts in the Subaccounts

5.01. With respect to the amount due to the Investment Manager in the case of a Distribution Date, 95% of the estimated amount due shall be paid to the Investment Manager on such Distribution Date. The remainder of such amount shall be paid to the Investment Manager promptly after the completion of the preparation of the audited financial statements of the Company for the Fiscal Year which includes such Distribution Date. Amounts in any Subaccount shall be valued and adjusted as provided in subsection 4.02 hereof.

5.02. Deferred amounts (other than amounts attributable to Special Investments) will be paid in cash. To the extent that a portion of any Subaccount is attributable to a Special Investment, with the consent of the Board, the Investment Manager may elect to be paid the deferred amount by a payment in-kind of such Subaccount’s pro rata portion of such investment or in a special series of Tranche C Shares (as defined in the Management Agreement) that will not be subject to Incentive Fees or Management Fees.

6. Terminating Events

6.01. Amounts in all Subaccounts shall be immediately due and payable to the Investment Manager upon the occurrence of a Terminating Event, as described in subsection 6.02 hereof. Except as provided in subsection 8.01 hereof, 95% of the amounts in any Subaccount shall be due and payable to the Investment Manager within 90 days after the month in which a Terminating Event, as described in subsections 6.03(a), 6.03(b) or 6.04 hereof, occurs with respect to such Subaccount. The remainder of such amounts shall be due and payable to the Investment Manager by the date upon which the preparation of the audited financial statements of the Company for the Fiscal Year which includes the date upon which such Terminating Event occurs is completed. Upon the occurrence of a Terminating Event described in subsection 6.03(c) hereof, 95% of the amount determined by the Company pursuant to that subsection to be the amount necessary to satisfy the financial need giving rise to such Terminating Event shall be due and payable to the Investment Manager within 90 days after the month in which such Terminating Event occurs. The remainder of such amount shall be due and payable to the Investment Manager by the date upon which the preparation of the audited financial statements of the Company for the Fiscal Year which includes the date upon which such Terminating Event occurs is completed. Amounts in any Subaccount shall be valued and adjusted as provided in subsection 4.02 hereof.

6.02. The following events shall each constitute Terminating Events with respect to all Subaccounts:

(a) the termination of the Management Agreement unless, within 30 days of such termination, the Management Agreement is renewed or the Company (or its successor) and the Investment Manager enter into a new agreement with substantially the same terms as the Management Agreement; and

(b) the dissolution or liquidation of the Company.

6.03. The following events shall each constitute Terminating Events with respect to all Subaccounts maintained in the name of a Participant:

(a) the death or Disability of the Participant;

(b) the cessation of the Participant’s membership in the Investment Manager, whether by voluntary or involuntary retirement or otherwise; and

(c) written notification by the Investment Manager to the Company of an Unforeseeable Emergency with respect to a Participant, and a determination by the Board that such an Unforeseeable Emergency in fact exists, and further, a determination by the Board as to the amount needed to satisfy the financial need giving rise to such Unforeseeable Emergency.

6.04. The following events shall constitute Terminating Events with respect to all Subaccounts of a particular Incentive Fee Account or a particular Management Fee Account: presentation by the Investment Manager to the Company of satisfactory evidence of a change in the applicable tax law or the interpretation thereof, or a final determination by the Internal Revenue Service which, in the opinion of the Company, would cause all Subaccounts of such Incentive Fee Account or such Management Fee Account, respectively, to be currently subject to income tax.

6.05. In addition to the amounts due and payable to the Investment Manager under subsection 6.01 hereof, in the case of a Terminating Event resulting from the death or Disability of a Participant or the cessation of a Participant’s membership in the Investment Manager by involuntary retirement that is not the result of a Forfeiting Event, the Investment Manager’s entitlement to the Incentive Fee for the Fiscal Year in which such Terminating Event occurs shall include the lesser of (i) the Incentive Fee (multiplied by such Participant’s Incentive Percentage) computed as though the Terminating Event were the end of the Fiscal Year, and (ii) the Incentive Fee (multiplied by such Participant’s Incentive Percentage) for the entire Fiscal Year in which such Terminating Event occurs. This amount shall be due and payable to the Investment Manager by the date upon which the preparation of the audited financial statements of the Company for the Fiscal Year which includes the date upon which such Terminating Event occurs is completed. The amount of the Incentive Fee (multiplied by such Participant’s Incentive Percentage) for the Fiscal Year in which such Terminating Event occurs that is not due and payable as provided in this subsection 6.05 shall be reallocated to the Subaccounts of other Participants as if such amount was treated as a Forfeited Amount under subsection 8.01.

7. Establishment of Accounts

7.01. There shall be established, for bookkeeping purposes only, an account on the books of the Company, known as the Incentive Fee Account, for each Fiscal Year for which a Notice of Election has been delivered pursuant to subsection 2.03 hereof.

7.02. There shall be established, for bookkeeping purposes only, an account on the books of the Company, known as the Management Fee Account, for each Fiscal Year for which a Notice of Election has been delivered pursuant to subsection 2.04 hereof.

7.03. There shall be established, for bookkeeping purposes only, such Subaccounts of the Incentive Fee Account and the Management Fee Account as may be required by the Notices of Election. Separate Subaccounts for each Participant shall be established for each Incentive Fee Account and for each Management Fee Account.

8. Forfeiture

8.01. If a Forfeiting Event occurs with respect to a particular Participant who is a non-managing member of the Investment Manager, any amounts in any Subaccounts of Incentive Fee Accounts maintained in the name of such Participant which are Unvested Amounts on the date such Forfeiting Event occurs shall be forfeited and shall be credited to the

Subaccounts of Incentive Fee Accounts of other Participants who are members of the Investment Manager (not including any member with respect to whom such Forfeiting Event occurred). Amounts forfeited under this subsection 8.01 (“Forfeited Amounts”) shall be reallocated to the Subaccounts of the managing members which were established with respect to the same Incentive Fee as were the Subaccounts containing the Forfeited Amounts, in proportion to the Incentive Percentages of the managing members at the time the amounts to be reallocated were initially credited to the Subaccounts containing the Forfeited Amounts, subject to the decision of the Investment Manager to reallocate such amounts among all members in its discretion. The amounts credited pursuant to this subsection 8.01 shall be distributed on the dates and in the manner specified in the Notice of Election for the relevant Incentive Fee with respect to the Participant to whom the reallocated amounts were initially intended to be allocated; provided, however, that amounts reallocated to non-managing members are subject to the mandatory two-year deferral period specified in subsection 2.01 hereof.

8.02. The Investment Manager shall notify the Company if a Forfeiting Event occurs with respect to a Participant. Furthermore, the Investment Manager shall notify the Company as to how, pursuant to subsection 8.01, the Forfeited Amounts shall be reallocated among Subaccounts maintained in the names of other Participants.

9. Title to Incentive Fee Accounts and Management Fee Accounts:

    Agreement with Respect to Assets and Liabilities of the Company

9.01. This Agreement constitutes a mere promise to make payments in the future in respect of the Deferred Fees. Title to and beneficial ownership of any assets, whether cash or investments, in respect of each Incentive Fee Account and each Management Fee Account shall at all times remain in the Company, and the Investment Manager shall not have any property interest whatsoever in any of such assets. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Investment Manager. Any amount which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general assets of the Company and subject to the claims of its general creditors, and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such amount. To the extent that any person acquires a right to receive all or a portion of any Deferred Fee under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

9.02. Amounts in each Incentive Fee Account and in each Management Fee Account valued and adjusted as provided in subsection 4.02 hereof shall constitute a liability of the Company to the Investment Manager. Notwithstanding any provision to the contrary herein, no provision in this Agreement shall create or be construed to create any claim, right or cause of action against the Company arising from any diminution in value of any of the Incentive Fee Accounts, Management Fee Accounts or Subaccounts in connection with the investment of such Incentive Fee Accounts, Management Fee Accounts or Subaccounts in accordance with subsection 4.01 hereof. The liability of the Company under this Agreement shall be limited to the value of each of the Incentive Fee Accounts, the Management Fee Accounts and the Subaccounts as computed in accordance with subsection 4.02 hereof.

10. Prohibition of Transfer and Assignment

10.01. The right of the Investment Manager to the payment of all or a portion of any Incentive Fee Account or Management Fee Account under this Agreement shall not be assigned, transferred, pledged or encumbered, and any attempted assignment or transfer shall be null and void.

10.02. Nothing in this Agreement shall be construed as giving to any Participant a right to amounts in any Subaccount.

11. General Provisions

11.01. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Investment Manager and its successors and assigns.

11.02. This Agreement is entered into with the intention that income deferred pursuant to its terms will not be treated as income to the Investment Manager under the Internal Revenue Code of 1986, as amended, until and as the Investment Manager actually receives any deferred amounts.

11.03. This Agreement does not create an employment relationship between the Company and the Investment Manager and does not create any other rights in the Investment Manager or the Company or obligations on the part of the Investment Manager or the Company, except those set forth in this Agreement.

11.04. This Agreement may not be modified, except in writing, signed by both parties. Breach of any of the provisions of this Agreement shall not release the party responsible therefor from compliance with any other provision of this Agreement.

11.05. Illegality of any provision hereunder shall not affect enforceability of any other provision hereunder.

11.06. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and performed in New York.

11.07. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

11.08. Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or by facsimile, or five days (or upon receipt, if earlier) after mailed by certified, registered or express mail, postage prepaid, as follows or to such other location as any party notifies any other party:

(i) if to the Investment Manager, to:
OZ Management, L.L.C. 153 East 53rd Street - 43rd Floor New York, New York 10022 Attention:
(ii) if to the Company, to:

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day first above written.

By:
Name:
Title:

OZ MANAGEMENT, L.L.C.

By:
Name:
Title:

FIRST AMENDMENT

TO

DEFERRED FEE AGREEMENT

This First Amendment is made as of March     , 2000, to the Deferred Fee Agreement dated as of December 17, 1998 (the “Agreement”), by and between             , an exempted limited liability company organized under the laws of              (the “Company”), and OZ Management, L.L.C., a limited liability company organized under the laws of the State of Delaware (the “Investment Manager”).

WHEREAS, subsection 11.04 of the Agreement provides that the Agreement may be modified in writing signed by both parties; and

WHEREAS, the parties desire to modify the Agreement in certain respects;

NOW, THEREFORE, the parties agree to modify the Agreement as follows:

1. Subsection 1.04(e) of the Agreement is hereby amended by deleting the phrase “by the Investment Manager” from such subsection and by deleting the phrase “subsections 4.01(a) and 4.01(b) hereof” from such subsection and replacing it with the phrase “subsections 4.01(a), 4.01(b) and/or 4.01(c) hereof”.

2. Section 1 of the Agreement is hereby amended by adding the following subsection immediately following subsection 1.21 thereof and renumbering the subsections of Section 1 accordingly:

1.22. “Permissible Investment” shall mean any permissible investment option approved by both the Board and the Investment Manager and made available under this Agreement; provided that investments in United States Treasury obligations shall be deemed, without further act or approval, to be Permissible Investments under this Agreement.

3. Subsection 2.03(f) of the Agreement is hereby amended by deleting the subsection in its entirety and replacing it with the following subsection:

(f) the manner in which each Subaccount (or portion thereof) shall be invested as provided in subsection 4.01 hereof.

4. Subsection 2.04(f) of the Agreement is hereby amended by deleting the subsection in its entirety and replacing it with the following subsection:

(f) the manner in which each Subaccount (or portion thereof) shall be invested as provided in subsection 4.01 hereof.

5. Subsection 3.02 of the Agreement is hereby amended by adding the phrase “and 4.01(c)” immediately after the phrase “subsection 4.01(b)” in such subsection.

6. Subsection 4.01 of the Agreement is hereby amended by deleting the subsection in its entirety and replacing it with the following subsection:

4.01. Any part of an Incentive Fee or Management Fee for a particular Fiscal Year which the Investment Manager has elected to defer in a Notice of Election shall be invested on the Credit Date with respect thereto, at the election of each Participant in whose name a Subaccount has been established with respect to such Fiscal Year, with respect to amounts in such Subaccount, as follows:

(a) in the same manner as the Company’s other assets (without taking into account existing Special Investments);

(b) as determined by one or more Independent Portfolio Managers;

(c) in any one or more Permissible Investments; or

(d) in any combination of (a), (b) and (c) above.

7. Subsection 4.02 of the Agreement is hereby amended by deleting the phrase “described in subsection 4.01(b)” in the third sentence thereof and replacing it with the phrase “described in subsection 4.01(b) or subsection 4.01(c)”, and by deleting the fourth sentence thereof and replacing it with the following two sentences:

A pro rata share of the fees and expenses, if any, payable by the Company to any Independent Portfolio Manager shall be deducted on each Computation Date from each Subaccount (or portion thereof) managed by such Independent Portfolio Manager. A pro rata share of the fees and expenses, if any, payable by the Company with respect to any Permissible Investment shall be deducted on each Computation Date from each Subaccount (or portion thereof) invested in such Permissible Investment.

8. Subsection 4.03 of the Agreement is hereby amended by deleting the subsection in its entirety and replacing it with the following subsection:

4.03. Each Participant may elect by notice to the Investment Manager (which shall promptly transmit same to the Company) to change the investment of amounts in any one or more Subaccounts established in the name of such Participant (each, an “Investment Change”). Investment Changes may be made as of right at least semi-annually, as of each April 1 and October 1, and as of any other date approved by both the Company and the Investment Manager; provided, however, that no Participant shall make more than two (2) Investment Changes with respect to any particular Subaccount during any Fiscal Year.

9. Unless otherwise defined in this First Amendment, all defined terms shall have the meanings ascribed to them in the Agreement.

10. Except as expressly provided herein, the Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

11. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this First Amendment has been executed for and on behalf of the undersigned as of the date above first written.

By:
Name:
Title:

OZ MANAGEMENT, L.L.C.

By:
Name:
Title:

SECOND AMENDMENT

TO

DEFERRED FEE AGREEMENT

SECOND AMENDMENT dated as of the      day of December, 2001, to the DEFERRED FEE AGREEMENT dated as of the      day of December, 1998, as previously amended by a First Amendment thereto dated as of the      day of March, 2000 (the “Deferred Fee Agreement”) by and between                             ., an exempted limited liability company organized under the laws of                          (the “Company”), and OZ MANAGEMENT, L.L.C., a limited liability organized under the laws of the State of Delaware (the “Investment Manager”).

WHEREAS, subsection 11.04 of the Deferred Fee Agreement provides that the Deferred Fee Agreement may be modified in writing signed by both parties; and

WHEREAS, the parties desire to modify the Deferred Fee Agreement in certain respects to confirm the understanding of the appropriate vesting formula.

NOW, THEREFORE, the parties agree to modify the Deferred Fee Agreement as follows:

1. Subsection 1.29 of the Deferred Fee Agreement is amended by deleting the subsection in its entirety and replacing it with the following subsection:

1.29. “Vesting Percentage” shall mean the value (as of December 31 of the relevant Fee Period) of (x) (i) the assets of the Company, excluding assets not subject to an Incentive Fee (the “Company Assets”) plus (ii) all other assets of U.S. investment partnerships and other entities which may invest all or a portion of their assets in the Master (or which invest their assets in the same investment program as the Master), as to which the Investment Manager provides services, excluding assets not subject to an incentive allocation or incentive fee, divided by (y) the Company Assets. The Investment Manager shall notify the Company, and each Participant, as to the Vesting Percentage as soon as practicable after the end of the Fee Period.

2. Unless otherwise defined in this Second Amendment, all defined terms shall have the meanings ascribed to them in the Deferred Fee Agreement.

3. Except as amended hereby and expressly provided herein, the Deferred Fee Agreement shall remain in full force and effect.

4. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Second Amendment has been executed for and on behalf of the undersigned as of the date above first written.

By:

Name:

Title:

OZ MANAGEMENT, L.L.C.

By:

Name:

Title:

OZ Management, L.L.C.

Deferred Incentive Fee Notice of Election

Amendment to Deferred Fee Agreement

For Incentive Fees to be Earned During

the Period Beginning January 1, 2007

and Ending December 31, 2007

Pursuant to Section 2 of the Deferred Fee Agreement dated December 17, 1998, as amended, between                          and OZ Management, L.L.C. (the “Deferred Fee Agreement”), the undersigned hereby elects to have             % of the Incentive Fees (as defined in the Deferred Fee Agreement) to be earned during the period beginning January 1, 2007 and ending December 31, 2007 deferred as indicated in Exhibit I attached hereto.

Amendment to Deferred Fee Agreement

WHEREAS, subsection 11.04 of the Deferred Fee Agreement provides that the Deferred Fee Agreement may be modified in writing signed by both parties; and

WHEREAS, the parties desire to amend the Deferred Fee Agreement in connection with Section 409A of the Internal Revenue Code of 1986, as amended, and any Treasury Regulations or other guidance thereunder issued by the U.S. Treasury Department and/or the U.S. Internal Revenue Service (collectively, “Section 409A”).

NOW, THEREFORE, the parties agree to modify the Deferred Fee Agreement as follows:

1.	Section 2 of the Agreement is amended by replacing subsection 2.07 in its entirety as follows:

“2.07. Notwithstanding anything in this Agreement to the contrary, the Investment Manager may elect by written notice to the Company, to change a Distribution Date or Termination Date for any Incentive Fee Account, Management Fee Account or Subaccount established with respect to a Fiscal Year that commences on or after January 1, 2005, provided that:

(i) any such election to change a Distribution Date or Termination Date to a date in calendar year 2006 shall be made on or prior to December 31, 2005;

(ii) any such election to change from a Distribution Date or Termination Date occurring in calendar year 2006 shall be made on or prior to December 31, 2005;

(iii) any such election to change a Distribution Date or Termination Date to a date in calendar year 2007 shall be made on or prior to December 31, 2006;

(iv) any such election to change from a Distribution Date or Termination Date occurring in calendar year 2007 shall be made on or prior to December 31, 2006; and

(v) except as provided in subsection 2.06 hereof, any other such election shall be made no later than December 31, 2007.

The Investment Manager and the Company intend that this subsection 2.07 be operated in accordance with Q&A A-19(c) of Notice 2005-1, Section XI(C) of the preamble to REG 158080-04, dated October 4, 2005 (Application of Section 409A to Nonqualified Deferred Compensation Plans) and Section 3.02 of Notice 2006-79.”

2.	Section 6 of the Agreement is amended by replacing subsection 6.02 in its entirety as follows:

“6.02. The following events described in subsections 6.02(a) and 6.02(b) shall each constitute Terminating Events (i) with respect to all Subaccounts established for Fiscal Years ending on or before December 31, 2004 and (ii) if such events occur on or before December 31, 2006, with respect to Subaccounts established for Fiscal Years beginning on or after January I, 2005, except to the extent Section 409A provides to the contrary. The following events described in subsections 6.02(c) and 6.02(d) shall each constitute Terminating Events with respect to Subaccounts established for Fiscal Years beginning on or after January 1, 2005, if such events occur on or after January 1, 2007, except to the extent Section 409A provides to the contrary.

(a) the termination of the Management Agreement unless, within 30 days of such termination, the Management Agreement is renewed or the Company (or its successor) and the Investment Manager enter into a new agreement with substantially the same terms as the Management Agreement;

(b) the dissolution or liquidation of the Company;

(c) the termination of the Management Agreement unless, within 30 days of such termination, the Management Agreement is renewed or the Company (or its successor) and the Investment Manager or its “Affiliate” (defined for these purposes as any entity controlling, controlled by, or under common control with the Investment Manager) enter into a new agreement (or are parties to an already existing agreement) with substantially the same terms as the Management Agreement; or

(d) the dissolution or liquidation of the Company, except as provided in subsection 6.02(c) and except if the Company is merged into (or its assets are otherwise combined with the assets of) another entity managed by the Investment Manager or an Affiliate thereof;

provided that in the case of subsections 6.02(c) and 6.02(d), such event constitutes a (i) “separation from service” by the Investment Manager, (ii) “change in the ownership or effective control” of the Company or (iii) “change in the ownership of a substantial portion of the assets” of the Company, in each case within the meaning of Section 409A.”

3.	Unless otherwise defined in this Amendment, all defined terns shall have the meanings ascribed to them in the Deferred Fee Agreement.

4.	Except as amended hereby and expressly provided herein, the Deferred Fee Agreement shall remain in full force and effect.

5.	This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of December         , 2006.

By:
Name:
Title:

OZ MANAGEMENT, L.L.C.

By:
Name:
Title:

FORM OF DEFERRED INCOME ALLOCATION PLAN

This Deferred Income Allocation Plan (the “Plan”) is an unfunded deferred compensation arrangement designed to attract and retain the members (the “Participants”) of OZ Management, L.L.C. (the “Investment Manager”).

The Investment Manager has entered into a Deferred Fee Agreement (the “Agreement”) with                      (the “Company”). The Agreement enables the Investment Manager to defer all or a portion of either or both of (i) the Incentive Fee and (ii) the Management Fees, in each case due it for managing the assets of the Company. Under the Investment Management Agreement, effective as of January 12, 1998 (the “Management Agreement”) between the Investment Manager, OZ Master Fund, Ltd. (the “Master”) and the Company, the Incentive Fee is generally computed annually, based on the appreciation (if any) in the net asset value of the Company’s assets during a Fiscal Year, and normally would be payable after the end of such Fiscal Year. To the extent that the Company makes Special Investments, the Incentive Fee with respect to such investments is generally computed only when the gain from such investments is realized or deemed realized. Under the Management Agreement, the Management Fee is generally computed quarterly, based on the net asset value of the Company’s assets as of the beginning of the fiscal quarter, and payable promptly after the beginning of each fiscal quarter. To the extent that the Company makes Special Investments, the Management Fees with respect to such investments are generally paid from shareholders’ interests in Company assets that are not Special Investments, or when the gain from such investments is realized or deemed realized. Under the Agreement, the Investment Manager may defer receipt of all or a portion of any Incentive Fee or any Management Fee for up to 10 years and 90 days by so electing (in a notice sent to the Company) on or before the last day of the Fiscal Year preceding the Fee Period for which the Incentive Fee or the Management Fee will be paid (or with respect to the Incentive Fee to be earned for the period beginning January 1, 1998 and ending December 31, 1998, by December 18, 1998).

The Investment Manager intends to base the income allocations it will make to its members, in part, on the amounts of the Incentive Fee and the Management Fees to which it is entitled. Although such income allocations will not be determined until the amounts of the Incentive Fee and the Management Fees are known, the purpose of this Plan is to enable potential recipients of such income allocations to defer the receipt of any income allocations which may be awarded to them in respect of the Incentive Fee and/or the Management Fees, if the Investment Manager so elects with respect to a particular Fiscal Year. When a Participant elects to defer receipt of all or part of an income allocation, the Investment Manager will make a corresponding election to defer receipt of all or a portion of the Incentive Fee or the Management Fees upon which such income allocation would be based. Each non-managing member shall be required to elect to defer (and to cause the Investment Manager to elect to defer) a certain amount of the Incentive Fee allocated to it for a specified minimum period as set forth herein.

1. Definitions

1.01 Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Management Agreement.

1.02 “Allocation Awards” shall mean the allocations of income which members of the Investment Manager are entitled to receive from the Investment Manager, to be made from the proceeds of either or both of the Incentive Fee and the Management Fees earned during such Fiscal Year after such Incentive Fee and such Management Fees are computed.

1.03 The “Award Period” for any Subaccount shall mean the Fee Period for the Incentive Fee or Management Fees credited to the Incentive Fee Account or Management Fee Account with respect to which such Subaccount was established.

1.04 “Board” shall mean the Board of Directors of the Company.

1.05 “Computation Date” shall mean:

(a) for all Subaccounts, (i) the last day of each Fiscal Year and (ii) any Termination Date with respect to any Terminating Event under subsection 6.02 or 6.04 hereof;

(b) for any particular Subaccount, the last day of the month during which a Terminating Event under subsection 6.03 hereof occurs with respect to such Subaccount;

(c) for any particular Subaccount, the last day of the month preceding the month during which a Distribution Date occurs with respect to such Subaccount;

(d) for all Subaccounts of a particular Incentive Fee Account or Management Fee Account, the Credit Dates with respect thereto;

(e) for any particular Subaccount, a date specified by the Investment Manager under subsection 4.03 of the Agreement for the shifting of amounts in such Subaccount between investments made under subsections 4.01(a) and 4.01(b) of the Agreement; and

(f) for any particular Subaccount, the date on which amounts are credited to such Subaccount under subsection 8.01 hereof as a result of the occurrence of a Forfeiting Event.

1.06 “Credit Date” shall mean:

(a) with respect to any annual Incentive Fee, the date or dates on which the deferred portion of such Incentive Fee is credited, under subsection 3.02 of the Agreement, to the Incentive Fee Account; and

(b) with respect to any quarterly Management Fee, the date or dates on which the deferred portion of such Management Fee is credited, under subsection 3.02 of the Agreement, to the Management Fee Account.

1.07 “Disability” shall mean, with respect to a particular Participant, any physical or mental incapacity which, as conclusively determined by the Investment Manager, prevents such Participant from carrying out all or substantially all of such Participant’s duties for any period of 90 consecutive days or any aggregate period of six months in any twelve month period.

1.08 “Distribution Date” shall mean the date or dates elected pursuant to subsection 2.04 or subsection 2.05 hereof for allocation of amounts in any Subaccount; provided, however, that no Distribution Date shall be more than 10 years and 90 days after the Award Period for such Subaccount.

1.09 “Election Date” for any Allocation Award shall mean a date fixed by the Investment Manager, which shall not be later than the day immediately preceding the first day of the Fiscal Year with respect to which an Allocation Award is awarded; provided, however, that the Election Date for any Allocation Award based on the Incentive Fee payable with respect to the first Fiscal Year of the Company (as defined in subsection 1.12 hereof) shall not be later than December 18, 1998.

1.10 The “Fee Period” shall mean (i) with respect to each Incentive Fee, the Fiscal Year with respect to which such Incentive Fee is earned, and (ii) with respect to each Management Fee, the Fiscal Year which includes the Fiscal Quarter with respect to which such Management Fee is earned.

1.11 The “Fiscal Quarter” shall mean the fiscal quarter of the Company.

1.12 The “Fiscal Year” shall mean the fiscal year of the Company. The first Fiscal Year of the Company shall be deemed, for purposes of the ability to defer Allocation Awards based on the Incentive Fee, to begin on January 1, 1998 and end on December 31, 1998.

1.13 “Forfeiting Event” shall mean, with respect to a particular Participant who is a non-managing member of the Investment Manager, that such Participant (i) has committed an act of fraud, dishonesty, misrepresentation of breach of trust, (ii) has been convicted of a felony or any offense involving moral turpitude, (iii) has been found by any U.S. regulatory body or self-regulatory organization to have, or has entered into a consent decree determining that such member, violated any U.S. regulatory requirement or a rule of a self-regulatory organization, (iv) has, in the capacity as a member, committed an act constituting gross negligence or willful misconduct, (v) has violated in any material respect any agreement with respect to the Company, (vi) has become subject to any proceeding seeking to adjudicate such member a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the debts of such member under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such member or for any substantial part of the property of such member, or such member has taken any action authorizing such proceeding or (vii) has voluntarily withdrawn its membership in the Investment Manager, unless the Investment Manager otherwise determines, in its sole discretion, that such voluntary withdrawal should not be treated as a Forfeiting Event; provided, however, that a withdrawal of membership by reason of death or Disability shall in no event be treated as a Forfeiting Event.

1.14 “Incentive Fee” shall have the same meaning as in the Management Agreement.

1.15 “Incentive Fee Account” shall mean the account referred to in subsection 7.01 hereof.

1.16 “Incentive Percentage” shall have the same meaning as in the Amended and Restated Operating Agreement of the Investment Manager.

1.17 “Independent Portfolio Manager” shall mean any independent securities firm, investment adviser, bank, insurance company separate account, or investment company, whose selection is approved by both the Board and the Investment Manager.

1.18 “Investment Manager’s Election Notice” shall mean a notice, delivered by the Investment Manager to the Company pursuant to subsection 2.02 of the Agreement, and incorporating such information as each Participant has provided in his Notice of Election pursuant to subsection 2.04 or subsection 2.05 hereof.

1.19 “Management Fee” shall have the same meaning as in the Management Agreement.

1.20 “Management Fee Account” shall mean the account referred to in subsection 7.02 hereof.

1.21 “Notice of Election” shall mean a notice delivered by a Participant to the Investment Manager pursuant to subsection 2.03 hereof.

1.22 “Special Investment” shall have the meaning given to such term in the Articles of Association of the Company.

1.23 “Subaccount” shall mean a subaccount of the Incentive Fee Account or Management Fee Account for each Fiscal Year, as provided in subsection 7.03 hereof

1.24 “Terminating Event” shall mean an event described in section 6 hereof.

1.25 “Termination Date” shall mean the date on which amounts in any Subaccount are distributed to the Investment Manager as the result of a Terminating Event.

1.26 “Unforeseeable Emergency” shall have the same meaning as in Treasury Regulations Section 1.457-2(h)(4), as in effect on the date hereof; provided, however, that such term shall not include a “Disability” as defined herein.

1.27 “Unvested Amount” shall mean, with respect to a particular Subaccount of an Incentive Fee Account, (i) if a Forfeiting Event occurs during the Award Period for such Subaccount, 100% of the amount in or to be credited to such Subaccount, (ii) if a Forfeiting Event occurs on or after the first day of the year following the Award Period for such particular Subaccount and prior to December 31 of such year, the lesser of (A) the Incentive Fee allocated to such Subaccount for the Award Period and (B) 50% of the Incentive Fee allocated to such Subaccount for such Award Period multiplied by the Vesting Percentage, as such amount has been adjusted pursuant to section 4 hereof, (iii) if a Forfeiting Event occurs on or after December 31 of the year following the Award Period for such Subaccount and prior to December 31 of the second year following the Award Period for such Subaccount, 50% of the amount defined in clause (ii) of this subsection and (iv) if a Forfeiting Event occurs on or after December 31 of the second year following the Award Period for such Subaccount, 0% of the amount in such Subaccount. This subsection shall be subject to amendment on a prospective basis pursuant to subsection 1.27 of the Agreement.

1.28 “Vesting Percentage” shall mean the value (as of December 31 of the relevant Fee Period) of (x) (i) the assets of the Company, excluding assets not subject to an Incentive Fee (the “Company Assets”) plus (ii) all other assets of U.S. investment partnerships and other entities as to which the Investment Manager provides services which are subject to an incentive allocation or incentive fee, divided by (y) the Company Assets. The Investment Manager shall notify each Participant as to the Vesting Percentage as soon as practicable after the end of the Fee Period.

2. Election by Participants

2.01 On or before the Election Date for each Fiscal Year, the Investment Manager shall inform all Participants:

(a) that they are eligible to be awarded an Allocation Award for such Fiscal Year;

(b) if they are non-managing members of the Investment Manager, that each non-managing member is required to elect to defer, for a minimum period of two fiscal years following the Award Period, the lesser of (i) such non-managing member’s Incentive Percentage of the Incentive Fee owed to the Investment Manager for such Fiscal Year or (ii) 50% of such non-managing member’s Incentive Percentage of such Incentive Fee multiplied by the Vesting Percentage;

(c) whether they may elect to defer receipt of all or a part of the portion of their Allocation Awards based on the Incentive Fee for such Fiscal Year (other than pursuant to the mandatory deferral specified in subsection 2.01(b) hereof) by an election made pursuant to this Plan; and

(d) whether they may elect to defer receipt of all or a part of the portion of their Allocation Awards based on the Management Fees for the Fiscal Quarter during such Fiscal Year by an election made pursuant to this Plan.

2.02 If a Participant elects to defer receipt of all or a part of an Allocation Award for a particular Fiscal Year, the portion of any income allocation or distribution to which the Participant may be entitled for such Fiscal Year, and as to which such election has been made, shall be allocable only pursuant to such election, as provided in this Plan.

2.03 An election to defer receipt of all or a part of an Allocation Award for a particular Fiscal Year shall be made on or before the Election Date for such Fiscal Year by a written notice sent by the Participant to the Investment Manager. A separate election shall be made for the portion of an Allocation Award which is based on the Incentive Fee earned by the Investment Manager during the Fiscal Year and for the portion of an Allocation Award which is based on the Management Fees earned by the Investment Manager during the Fiscal Year.

Except as provided herein, separate elections are to be made with respect to each Fiscal Year. An election (an “Original Election”) relating to an Allocation Award based on the Management Fees earned with respect to a Fiscal Quarter in a particular Fiscal Year will apply to such Allocation Award in its entirety, unless, prior to the first day of a particular Fiscal Quarter during such Fiscal Year, a Participant that is a member of the Investment Manager delivers a revised Notice of Election pursuant to subsection 2.05 hereof to the Investment Manager, in which case such revised Notice of Election shall apply to the portion of the Allocation Award which is based upon the Management Fee payable with respect to such Fiscal Quarter. Such revised Notice of Election shall be considered an Original Election for purposes of determining its applicability to the portion of such Allocation Award which is based upon any other remaining Fiscal Quarters during such Fiscal Year.

2.04 Each Notice of Election with respect to an Allocation Award based on the Incentive Fee for a particular Fiscal Year shall state:

(a) the amount or percentage of such Allocation Award for such Fiscal Year which the Participant elects to defer and be invested pursuant to subsection 4.01 hereof;

(b) the amount or percentage of the Allocation Award for such Fiscal Year which the Participant elects to be allocated without deferral pursuant to subsection 5.01 hereof;

(c) the Distribution Dates for the deferred portion of such Allocation Award; and

(d) subject to subsection 5.02 hereof, the amount or percentage of the deferred portion of the Allocation Award which is to be allocated to the Participant within 10 days following each Distribution Date.

2.05 Each Notice of Election with respect to an Allocation Award which is based on the Management Fees for a particular Fiscal Year shall state:

(a) the amount or percentage of such Allocation Award for such Fiscal Year which the Participant elects to defer and be invested pursuant to subsection 4.01 hereof;

(b) the amount or percentage of the Allocation Award for such Fiscal Year which the Participant elects to be allocated without deferral pursuant to subsection 5.01 hereof,

(c) the Distribution Dates for the deferred portion of such Allocation Award; and

(d) subject to subsection 5.02 hereof, the amount or percentage of the deferred portion of the Allocation Award which is to be allocated to the Participant within 10 days following each Distribution Date.

2.06 Except as provided in subsection 2.03 hereof, each Notice of Election with respect to any Allocation Award for any Fiscal Year shall be irrevocable and, with respect to the portion of any Allocation Award which a Participant elects to defer, the Participant shall have no right to the distribution otherwise than pursuant to subsection 5.02 hereof. Notwithstanding the foregoing, the Investment Manager has the right, under the Agreement, to elect to have amounts it previously elected to be deferred in a particular Subaccount of a member of the Investment Manager deferred in one or more Subaccounts of other members of the Investment Manager (including persons that were not previously named in a Notice of Election) at any time prior to or during the first 30 days following the Fee Period during which such amounts were earned. However, the amounts so reallocated shall be distributed on the dates and in the manner initially specified in the Notice of Election applicable to such amounts; provided, however, that with respect to amounts reallocated to non-managing members, such amounts are subject to the mandatory two-year deferral period specified in subsection 2.01(b) hereof.

3. Determination of Allocation Award; Notification of Company

3.01 Within l0 days after the amount of the Incentive Fee has been computed, the Investment Manager shall determine and notify each Participant of the amount of the Allocation Award awarded to such Participant which is based on such Incentive Fee. Within 10 days after the amount of each quarterly Management Fee has been computed, the Investment Manager shall determine and notify each Participant of the amount of the Allocation Award awarded to such Participant which is based on such Management Fee.

3.02 The Investment Manager shall immediately notify the Company of the amounts which should be credited to the appropriate Subaccounts maintained in the names of the respective Participants.

4. Investment of the Deferred Portion of the Allocation Award

4.01 Any part of an Allocation Award which a Participant elects to defer, as provided in subsection 2.03 hereof, shall be invested as determined by the Investment Manager in the following manner: (a) up to 100% (one hundred percent) in the same manner as the Company’s other assets (other than existing Special Investments), and (b) the remainder, if any, with one or more Independent Portfolio Managers and/or in United States Treasury obligations.

4.02 The value of the Subaccounts maintained for each Participant shall be computed as of each Computation Date. For valuation purposes only, amounts which are invested as provided in subsection 4.01(a) hereof shall be valued in the same manner as the other assets of the Company and amounts which are invested as provided in subsection 4.01(b) hereof shall be valued at their fair market value. A pro rata share of the fees and expenses payable to any Independent Portfolio Manager and of the administrative expenses, if any, of the Company incurred in connection with the establishment and maintenance of the Incentive Fee Accounts, the Management Fee Accounts and the Subaccounts shall be deducted from each Subaccount on each Computation Date. No Incentive Fee or Management Fee shall be payable to the Investment Manager with respect to the amounts in any Subaccounts.

4.03 As of any date specified in advance by the Investment Manager, with the written consent of the Board, the Investment Manager may shift all previously-deferred amounts (other than amounts allocable to Special Investments) with respect to a particular Fiscal Year between investments made under subsections 4.01(a) and 4.01(b) hereof.

5. Allocation of Allocation Award

5.01 Amounts which a Participant has not elected to defer, as set forth in the Notices of Election, shall be allocated to a Participant upon receipt thereof by the Investment Manager.

5.02 All amounts in any Subaccount allocable with respect to a Termination Date shall be allocated within 10 days of the receipt of such amounts by the Investment Manager from the Company in accordance with subsection 6.01 hereof. Ninety-five percent of the amounts in any Subaccount allocable with respect to a Distribution Date shall be allocated to the Participant within 10 business days after such Distribution Date. The remainder of such amounts shall be paid to the Participant within 10 days following the receipt of such amount by the Investment Manager under subsection 5.01 of the Agreement. The amount to be allocated shall be, in the case of a Termination Date, the entire amount in such Subaccount (except as provided in subsection 8.01 hereof) and in the case of a Distribution Date, the amount determined as provided in the Notice of Election. Amounts in any Subaccount shall be valued and adjusted as provided in subsection 4.02 hereof.

5.03 Deferred amounts (other than amounts attributable to Special Investments) will be paid in cash. To the extent that a portion of any Subaccount is attributable to a Special Investment, with the consent of the Board, the Investment Manager may elect to be paid the deferred amount by a payment in-kind of such Subaccount’s pro rata portion of such investment or in a special series of Tranche C Shares (as defined in the Management Agreement) that will not be subject to Incentive Fees or Management Fees.

6. Terminating Events

6.01 Amounts in all Subaccounts shall be immediately due and payable to the Investment Manager from the Company upon the occurrence of a Terminating Event, as described in subsection 6.02 hereof, with respect to all Subaccounts. Except as provided in subsection 8.01 hereof, 95% of the amounts in any Subaccount shall be due and payable to the Investment Manager from the Company within 90 days after the month in which a Terminating Event, as described in subsections 6.03(a), 6.03(b) or 6.04 hereof, occurs with respect to such Subaccount. The remainder of such amounts shall be due and payable to the Investment Manager by the date upon which preparation of the audited financial statements of the Company for the fiscal year which includes the date upon which such Terminating Event occurs is completed. Upon the occurrence of a Terminating Event described in subsection 6.03(c) hereof, 95% of the amounts determined by the Company pursuant to that subsection to be the amounts necessary to satisfy the financial need giving rise to such Terminating Event shall be due and payable to the Investment Manager within 90 days after the month in which such Terminating Event occurs. The remainder of such amounts shall be due and payable to the Investment Manager by the date upon which preparation of the audited financial statements of the Company for the fiscal year which includes the date upon which such Terminating Event occurs is completed. Amounts in any Subaccount shall be valued and adjusted as provided in subsection 4.02 hereof.

6.02 The following events shall constitute Terminating Events with respect to all Subaccounts:

(a) the termination of the Management Agreement unless, within 30 days of such termination, the Management Agreement is renewed or the Company (or its successor) and the Investment Manager enter into a new agreement with substantially the same terms as the Management Agreement; or

(b) the dissolution or liquidation of the Company.

6.03 The following events shall constitute Terminating Events with respect to all Subaccounts maintained in the name of a Participant:

(a) the death or Disability of the Participant;

(b) the cessation of the Participant’s membership in the Investment Manager, whether by voluntary or involuntary retirement or otherwise; or

(c) written notification by the Participant to the Investment Manager of an Unforeseeable Emergency (upon which notification the Investment Manager will immediately inform the Company), and determination by the Board that an Unforeseeable Emergency in fact exists, and further, a determination by the Board as to the amount needed to satisfy the financial need giving rise to such Unforeseeable Emergency.

6.04 The following events shall constitute Terminating Events with respect to all Subaccounts of a particular Incentive Fee Account or a particular Management Fee Account: presentation by the Investment Manager to the Company of satisfactory evidence of a change in the applicable tax law or the interpretation thereof, or a final determination by the Internal Revenue Service which, in the opinion of the Company, would cause all Subaccounts of such Incentive Fee Account or such Management Fee Account to be currently subject to income tax.

6.05 In addition to the amounts due and payable to the Investment Manager under subsection 6.01 hereof, in the case of a Terminating Event resulting from the death or Disability of a Participant or the cessation of a Participant’s membership in the Investment Manager by involuntary retirement that is not the result of a Forfeiting Event, the Investment Manager’s entitlement to the Incentive Fee for the Fiscal Year in which such Terminating Event occurs shall include the lesser of (i) the Incentive Fee (multiplied by such Participant’s Incentive Percentage) computed as though the Terminating Event were the end of the Fiscal Year, and (ii) the Incentive Fee (multiplied by such Participant’s Incentive Percentage) for the entire Fiscal Year in which such Terminating Event occurs. This amount shall be due and payable to the Investment Manager from the Company by the date upon which the preparation of the audited financial statements of the Company for the Fiscal Year which includes the date upon which such Terminating Event occurs is completed. The amount of the Incentive Fee (multiplied by such Participant’s Incentive Percentage) for the Fiscal Year in which such Terminating Event occurs that is not due and payable as provided in this subsection 6.05 shall be reallocated to the Subaccounts of other Participants as if such amount was treated as a Forfeited Amount under subsection 8.01.

7. Establishment of Accounts

7.01 Pursuant to the Agreement, there shall be established, for bookkeeping purposes only, an account on the books of the Company, known as the Incentive Fee Account, for each Fiscal Year for which an election is made pursuant to subsection 2.03 hereof with respect to the Incentive Fee.

7.02 Pursuant to the Agreement, there shall be established, for bookkeeping purposes only, an account on the books of the Company, known as the Management Fee Account, for each Fiscal Year for which an election is made pursuant to subsection 2.03 hereof with respect to the Management Fees.

7.03 Pursuant to the Agreement, there shall be established, for bookkeeping purposes only, a separate Subaccount of each Incentive Fee Account and each Management Fee Account as may be required by any Investment Manager’s Election Notice or any notice provided under subsection 2.06 hereof. The portion of any Allocation Award which a Participant has elected to defer pursuant to subsection 2.03 hereof shall be credited to the appropriate Subaccount of such Participant on the Credit Date, unless the Investment Manager has elected to have such amounts credited to one or more other Subaccounts. If amounts are reallocated as a result of a Forfeiting Event pursuant to subsection 8.01 hereof, such reallocated amounts shall be credited to the appropriate Subaccounts as of the date that such amounts would otherwise have been paid to the Investment Manager under subsection 6.01 of the Agreement in the absence of such Forfeiting Event. If amounts are credited to a Subaccount that were originally elected to be credited to another Subaccount (including amounts reallocated as a result of a Forfeiting Event), such amounts shall be distributed on the dates and in the manner initially specified in the Notice of Election applicable to such amounts; provided, however, that amounts credited to the Subaccounts of non-managing members are subject to the mandatory two-year deferral period specified in subsection 2.01(b) hereof.

8. Forfeiture

8.01 If a Forfeiting Event occurs with respect to a particular Participant who is a non-managing member of the Investment Manager, any amounts in any Subaccounts of Incentive Fee Accounts maintained in the name of such Participant which are Unvested Amounts on the date such Forfeiting Event occurs shall be forfeited and shall be credited to the Subaccounts of Incentive Fee Accounts of other Participants who are members of the Investment Manager (not including any member with respect to whom such Forfeiting Event occurred). Amounts forfeited under this subsection 8.01 (“Forfeited Amounts”) shall be reallocated to the Subaccounts of the managing members which were established with respect to the same Incentive Fee as were the Subaccounts containing the Forfeited Amounts, in proportion to the Incentive Percentages of the managing members at the time the amounts to be reallocated were initially credited to the Subaccounts containing the Forfeited Amounts, subject to the decision of the Investment Manager to reallocate such amounts among all members in its discretion.

8.02 The Agreement requires the Investment Manager to notify the Company if a Forfeiting Event occurs with respect to a Participant.

9. Title to Incentive Fee Accounts and Management Fee Accounts

9.01 This Plan constitutes a mere promise by the Investment Manager to make payments in the future with respect to the amounts in the Incentive Fee Accounts and the Management Fee Accounts. Title to and beneficial ownership of any assets, whether cash or investments, in the Incentive Fee Accounts, the Management Fee Accounts and the Subaccounts shall at all times remain in the Company and no Participant shall have any property interest whatsoever in any of such assets. Nothing contained herein and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between any Participant and the Company or the Investment Manager. Any amounts which may be invested as described herein shall continue for all purposes to be a part of the general assets of the Company and subject to the claims of its general creditors, and no person other than the Company shall have, by virtue of the provisions of the Agreement or this Plan, any interest in such amounts. To the extent that a Participant acquires a right to receive an Allocation Award hereunder, such right shall create no right of action by the Participant against the Company and no right of action by any Participant against the Investment Manager greater than the right of any unsecured general creditor of the Investment Manager.

9.02 Notwithstanding any provision to the contrary contained herein, no provision in this Plan shall create or be construed to create any claim, right or cause of action against the Company or the Investment Manager arising from any diminution in the value of any of the Incentive Fee Accounts, the Management Fee Accounts or any of the Subaccounts in connection with the investment of such Account or Subaccount in accordance with subsection 4.01 hereof. The liability of the Company under the Agreement shall be limited to the value of each of the Subaccounts as computed in accordance with subsection 4.02 thereof.

10. Prohibition of Transfer and Assignment

10.01 The right of a Participant or any other person to the payment of an Allocation Award under this Plan shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution, and any attempted assignment or transfer shall be null and void.

11. Authority to Construe Agreement

11.01 The Investment Manager shall have full power and authority to interpret, construe and administer the Plan, and the Investment Manager’s interpretations and construction thereof, and actions thereunder, including any determination of the amount of the Allocation Award or the recipients thereof shall be binding and conclusive on all persons for all purposes. Neither the Investment Manager, the Company nor any member, director, officer or employee thereof shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful misconduct or lack of good faith.

12. General Provisions

12.01 This Plan shall be binding upon and inure to the benefit of the Investment Manager, its successors and assigns and any Participant, his heirs, executors, administrators and legal representatives.

12.02 This Plan is entered into with the intention that income deferred pursuant to its terms will not be treated as income to the Participants under the Internal Revenue Code of 1986, as amended, until and as the Participants actually are allocated any deferred amounts. Moreover, this Plan is entered into with the intention that income deferred pursuant to its terms will not provide retirement income to employees or result in a deferral of income by employees for periods extending to the termination of employment or beyond.

12.03 This Plan does not create an employment relationship between the Investment Manager and the Participants, and does not create in any Participant any right or obligation to continue to provide services to or remain a member of the Investment Manager for any length of time, and does not create in or on the part of any Participant or the Investment Manager any rights except those set forth herein. The Investment Manager may amend or terminate this Plan in whole or in part at any time by action taken pursuant to the Investment Manager’s operating agreement.

12.04 Illegality of any provision hereunder shall not affect enforceability of any other provision hereunder.

12.05 This Plan shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and performed in New York.

IN WITNESS WHEREOF, this Plan is effective as of the              day of December, 1998.

OZ MANAGEMENT, L.L.C.

By:

Name:

Title:

FIRST AMENDMENT

TO

DEFERRED INCOME ALLOCATION PLAN

This First Amendment is made as of March             , 2000, to the Deferred Income Allocation Plan dated as of December             , 1998 (the “Plan”), entered into by OZ Management, L.L.C., a limited liability company organized under the laws of the State of Delaware (the “Investment Manager”).

WHEREAS, subsection 12.03 of the Plan provides that the Plan may be amended in whole or in part at any time by action taken by the Investment Manager pursuant to its operating agreement; and

WHEREAS, the Investment Manager desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Subsection 1.04(e) of the Plan is hereby amended by deleting the phrase “by the Investment Manager” from such subsection and by deleting the phrase “subsections 4.01(a) and 4.01(b)” from such subsection and replacing it with the phrase “subsections 4.01(a), 4.01(b) and/or 4.01(c)”.

2. Section 1 of the Plan is hereby amended by adding the following subsection 1.22 immediately following subsection 1.21 thereof and renumbering the subsections of Section 1 accordingly:

1.22. “Permissible Investment” shall mean any permissible investment option approved by both the Board and the Investment Manager and made available under this Plan; provided that investments in United States Treasury obligations shall be deemed, without further act or approval, to be Permissible Investments under this Plan.

3. Subsection 4.01 of the Plan is hereby amended by deleting the subsection in its entirety and replacing it with the following subsection:

4.01. Any part of an Allocation Award which a Participant elects to defer, as provided in subsection 2.03 hereof, shall be invested as determined by such Participant and indicated in his or her Notice of Election: (a) in the same manner as the Company’s other assets (other than existing Special Investments); (b) as determined by one or more Independent Portfolio Managers; (c) in any one or more Permissible Investments; or (d) in any combination of (a), (b) and (c) above.

4. Subsection 4.02 of the Plan is hereby amended by adding the phrase “and 4.01(c)” immediately following the phrase “as provided in subsection 4.01(b)” in the second sentence thereof, and by deleting the third sentence in its entirety and replacing it with the following sentences:

A pro rata share of the fees and expenses, if any, payable by the Company to any Independent Portfolio Manager shall be deducted on each Computation Date from each Subaccount (or portion thereof) managed by such Independent Portfolio Manager. A pro rata share of the fees and expenses, if any, payable by the Company with respect to any Permissible Investment shall be deducted on each Computation Date from each Subaccount (or portion thereof) invested in such Permissible Investment. A pro rata share of the administrative expenses, if any, of the Company incurred in connection with the establishment and maintenance of the Incentive Fee Accounts, the Management Fee Accounts and the Subaccounts shall be deducted from each Subaccount on each Computation Date.

5. Subsection 4.03 of the Plan is hereby amended by deleting the subsection in its entirety and replacing it with the following subsection:

4.03. Each Participant may elect by notice to the Investment Manager (which shall promptly transmit same to the Company) to change the investment of amounts in any one or more Subaccounts established in the name of such Participant (each, an “Investment Change”). Investment Changes may be made as of right at least semi-annually, as of each April 1 and October 1, and as of any other date approved by both the Company and the Investment Manager; provided, however, that no Participant shall make more than two (2) Investment Changes with respect to any particular Subaccount during any Fiscal Year. Any election to make an Investment Change shall be made by written notice delivered to the Investment Manager at least five (5) calendar days (or more, if required by the terms of subscription or withdrawal of the respective investment option) before the date on which the Investment Change is to become effective. When the Investment Manager receives notice of a Participant’s election to make an Investment Change as described in this subsection 4.03, the Investment Manager shall immediately transmit such notice to the Company.

6. Unless otherwise defined in this First Amendment, all defined teens shall have the meanings ascribed to them in the Plan.

7. Except as expressly provided herein, the Plan is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

8. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this First Amendment has been executed for and on behalf of the undersigned as of the date above first written.

OZ MANAGEMENT, L.L.C.

By:

Name:

Title:

SECOND AMENDMENT

TO

DEFERRED INCOME ALLOCATION PLAN

SECOND AMENDMENT dated as of the              day of December, 2001, to the DEFERRED INCOME ALLOCATION PLAN dated as of the              day of December, 1998, as previously amended by a First Amendment thereto dated as of the              day of March, 2000 (the “Plan”), of OZ MANAGEMENT, L.L.C., a limited liability company organized under the laws of the State of Delaware (the “Investment Manager”).

WHEREAS, subsection 12.03 of the Plan provides that the Investment Manager may amend the Plan in whole or in part at any time by action taken pursuant to its operating agreement; and

WHEREAS, the Investment Manager desires to amend the Plan in certain respects to confirm the understanding of the appropriate vesting formula;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Subsection 1.29 of the Plan is amended by deleting the subsection in its entirety and replacing it with the following subsection:

1.29. “Vesting Percentage” shall mean the value (as of December 31 of the relevant Fee Period) of (x) (i) the assets of the Company, excluding assets not subject to an Incentive Fee (the “Company Assets”) plus (ii) all other assets of U.S. investment partnerships and other entities which may invest all or a portion of their assets in the Master (or which invest their assets in the same investment program as the Master), as to which the Investment Manager provides services, excluding assets not subject to an incentive allocation or incentive fee, divided by (y) the Company Assets. The Investment Manager shall notify the Company, and each Participant, as to the Vesting Percentage as soon as practicable after the end of the Fee Period.

2. Unless otherwise defined in this Second Amendment, all defined terms shall have the meanings ascribed to them in the Plan.

3. Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.

4. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Second Amendment has been executed for and on behalf of the undersigned as of the date above first written.

OZ MANAGEMENT, L.L.C.

By:

Name:

Title:

AMENDMENT

TO

DEFERRED INCOME ALLOCATION PLAN

WHEREAS, subsection 12.03 of the Deferred Income Allocation Plan dated December             , 1998, as amended (the “Plan”), of OZ Management, L.L.C. (the “Investment Manager”), the investment manager of                      (the “Company”), provides that the Plan may be amended in whole or in part at any time by action taken pursuant to the Investment Manager’s operating agreement.

WHEREAS, the Investment Manager desires to amend the Plan in connection with Section 409A of the Internal Revenue Code of 1986, as amended, and any Treasury Regulations or other guidance thereunder issued by the U.S. Treasury Department and/or the U.S. Internal Revenue Service (collectively, “Section 409A”).

NOW, THEREFORE, the Investment Manager modifies the Plan as follows (the “Amendment”):

1.	Subsection 2.06 of the Plan is amended by deleting the first sentence in its entirety and replacing it with the following:

“Except as provided in subsections 2.03, 2.07, and 2.08 hereof, each Notice of Election with respect to any Allocation Award for any Fiscal Year shall be irrevocable following the Election Date applicable to such Notice of Election and, with respect to the portion of any Allocation Award which a Participant elects to defer, the Participant shall have no right to the distribution otherwise than pursuant to subsection 5.02 hereof.”

2.	Section 6 of the Plan is amended by replacing subsection 6.02 in its entirety as follows:

“6.02. The following events described in subsections 6.02(a) and 6.02(b) shall each constitute Terminating Events (i) with respect to all Subaccounts established for Fiscal Years ending on or before December 31, 2004 and (ii) if such events occur on or before December 31, 2006, with respect to Subaccounts established for Fiscal Years beginning on or after January 1, 2005, except to the extent Section 409A provides to the contrary. The following events described in subsections 6.02(c) and 6.02(d) shall each constitute Terminating Events with respect to Subaccounts established for Fiscal Years beginning on or after January 1, 2005, if such events occur on or after January 1, 2007, except to the extent Section 409A provides to the contrary.

(a) the termination of the Management Agreement unless, within 30 days of such termination, the Management Agreement is renewed or the Company (or its successor) and the Investment Manager enter into a new agreement with substantially the same terms as the Management Agreement;

(b) the dissolution or liquidation of the Company;

(c) the termination of the Management Agreement unless, within 30 days of such termination, the Management Agreement is renewed or the Company (or its successor) and the Investment Manager or its “Affiliate” (defined for these purposes as any entity controlling, controlled by, or under common control with the Investment Manager) enter into a new agreement (or are parties to an already existing agreement) with substantially the same terms as the Management Agreement; or

(d) the dissolution or liquidation of the Company, except as provided in subsection 6.02(c) and except if the Company is merged into (or its assets are otherwise combined with the assets of) another entity managed by the Investment Manager or an Affiliate thereof;

provided that in the case of subsections 6.02(c) and 6.02(d), such event constitutes a (i) “separation from service” by the Investment Manager, (ii) “change in the ownership or effective control” of the Company or (iii) “change in the ownership of a substantial portion of the assets” of the Company, in each case within the meaning of Section 409A.”

3.	Section 6 of the Plan is amended by adding the following subsection 6.06:

“6.06. The following event shall constitute a Terminating Event with respect to one or more Subaccounts (or portions thereof) of a particular Incentive Fee Account or a particular Management Fee Account: presentation by the Investment Manager to the Company of satisfactory evidence that the Agreement fails to meet the requirements of Section 409A, and a determination by the Board as to the amount held in such Subaccount that is required to be included in the Investment Manager’s income as a result of such failure. Upon the occurrence of a Terminating Event described in this subsection 6.06, 95% of the amounts in any Subaccount (or portion thereof) determined by the Company pursuant to that subsection to be the amount required to be included in the Investment Manager’s income as a result of such Terminating Event, shall be paid to the Investment Manager within 90 days after the month in which such Terminating Event occurs. The remainder of such amounts, shall be paid to the Investment Manager in the Fiscal Year following the Fiscal Year which includes the date upon which such Terminating Event occurs, promptly after the completion of the audited financial statements of the Company for the Fiscal Year which includes the date upon which such Terminating Event occurs. To the extent that such Terminating Event relates to deferred amounts that have not been earned, such amounts shall be payable at the time(s) and on the conditions such amounts would have been paid to the Investment Manager irrespective of the Agreement.”

4.	Unless otherwise defined in this Amendment, all defined terms shall have the meanings ascribed to them in the Plan.

5.	Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of December             , 2006.

OZ MANAGEMENT, L.L.C.

By:

Name:

Title: